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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                     ___________________________________




                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  NOVEMBER 4, 1997




COMMISSION           EXACT NAME OF REGISTRANT AS            I.R.S. EMPLOYER
FILE NUMBER          SPECIFIED IN ITS CHARTER               IDENTIFICATION NO.
-----------          ------------------------               ------------------

1-11607              DTE ENERGY COMPANY
                     (A MICHIGAN CORPORATION)               38-3217752
                     2000 2ND AVENUE
                     DETROIT, MICHIGAN 48226-1279
                     313-235-4000

1-2198               THE DETROIT EDISON COMPANY
                     (A MICHIGAN CORPORATION)               38-0478650
                     2000 2ND AVENUE
                     DETROIT, MICHIGAN 48226-1279
                     313-235-8000

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ITEM 5.  OTHER EVENTS.



         The Detroit Edison Company has been voluntarily participating in a number of Michigan Public Service Commission ("MPSC" or "Commission") proceedings considering various proposals for the restructuring of the electric utility industry in Michigan. A December 19, 1996 MPSC Staff Report provided the basis for Detroit Edison's participation in these proceedings. The MPSC Staff Report provided, among other things, for a competitive electric utility environment in Michigan while (1) permitting Detroit Edison to recover costs that would be stranded due to the transition to competition, (2) freezing Detroit Edison's base electric rates and suspending the Power Supply Cost Recovery ("PSCR") Clause during the phase-in period to full competition and (3) providing access to Detroit Edison's retail customers only to those electric suppliers allowing Detroit Edison reciprocal access on a comparable basis for the sale of retail electric energy.

         In a June 5, 1997 Order, the MPSC directed that Michigan utilities make filings covering (1) the details of a direct access program and related tariffs and (2) a stranded cost recovery true-up mechanism. In addition, the June 5, 1997, Order directed that bids for allocated, phased-in direct access capacity be submitted during the period November 1-20, 1997. Detroit Edison has filed a timely appeal of the June 5, 1997, Order. The Commission subsequently convened contested case proceedings dealing


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with 1) direct access tariffs, 2) true-up mechanisms, 3) PSCR suspension and 4)
performance-based ratemaking.

         On October 29, 1997, the MPSC issued a series of Orders, with one of the three MPSC Commissioners dissenting, providing for a competitive direct access program for Consumers Energy Company and Detroit Edison. The principles adopted in the October 29, 1997 MPSC Orders differ significantly from the competitive electric industry framework envisioned by the December 19, 1996 MPSC Staff Report.

         While suspending the November 1-20, 1997 capacity bids, the MPSC directed that commencing in 1998, 450 MW of Detroit Edison's load will be available for open access service, with an additional 225 MW to be made available in each of the years 1999, 2000 and 200l. Although ordering access to Detroit Edison's retail load, the MPSC reduced the reciprocity provisions of the December 19, 1996 MPSC Staff Report. During the phase-in period to full competition, which is scheduled for 2002, reciprocity is to be required only of utilities and utility affiliates, with greater reciprocity provisions mandated following full implementation of competition.

         Detroit Edison was denied implementation of pre-securitization and securitization surcharges, as well as a stranded cost transition surcharge. Instead, a minimum bid level was established for direct access sales and, at a later date, a single cost-based transition charge on all sales effective January 1, 2002 will be established by the Commission. Also, the nuclear


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fuel storage and nuclear site security surcharges requested by Detroit Edison were denied.

         Further proceedings were ordered regarding rates, terms and conditions of standby service. In addition, the MPSC Orders failed to provide a definitive stranded-cost recovery true-up mechanism. Rather, the MPSC contemplates an annual proceeding for true-up based upon the actual price paid by direct access customers. Detroit Edison's request for suspension of the PSCR was effectively denied. Instead, the MPSC ruled that the PSCR would continue until such time as 5% of the Detroit Edison load was taking direct access service from non-affiliate power suppliers. At that time, Detroit Edison can file for suspension pending Commission notification of the amount of direct access load and level of PSCR costs to be included in base rates.

         Commissioner John Shea filed dissenting opinions in all of the October 29, 1997 Orders, indicating that in the Orders the utilities' voluntary programs "have mutated into a MANDATORY direct access service program upon terms and conditions far different from the plan proposed in the MPSC Staff Report..." Commissioner Shea also questioned the Commission's authority to issue the Orders and indicated that the Orders "fail to articulate why it is in the public interest" to require a direct access program.

         Detroit Edison anticipates that it and various other parties will file timely appeals of the MPSC's October 29, 1997 Orders. Detroit Edison


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believes that the MPSC lacks the authority to require Detroit Edison to implement a direct access program and that the Orders are confiscatory in that they do not provide a definitive basis for Detroit Edison to recover its potentially stranded costs, substantially all of which costs were fully litigated in previous rate proceedings before the MPSC.

         Detroit Edison anticipates that Michigan legislation consistent with the guidelines of the December 1996 MPSC Staff Report will be introduced in the near future.

        Detroit Edison is the principal subsidiary of DTE Energy Company.



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        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.




                                              DTE ENERGY COMPANY
                                              ---------------------------
                                              (Registrant)



                                              By:  /s/ David E. Meador
                                                   ------------------------
                                                   David E. Meador
                                                   Vice President and Controller



                                              THE DETROIT EDISON COMPANY
                                              -----------------------------
                                              (Registrant)


                                              By:  /s/ David E. Meador
                                                   ------------------------
                                                   David E. Meador
                                                   Vice President and Controller








Date:  November 4, 1997










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